Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Lakeland Bancorp, Inc. (the “Company”) for the year ended December 31, 2008 filed with the Securities and Exchange Commission (the “Report”), Thomas J. Shara, President and Chief Executive Officer of the Company, and Joseph F. Hurley, Executive Vice President and Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and consolidated results of operations of the Company for the periods presented.

Dated: March 16, 2009

By:	/s/ THOMAS J. SHARA
Thomas J. Shara
President and Chief Executive Officer

By:	/s/ JOSEPH F. HURLEY
Joseph F. Hurley
Executive Vice President and Chief Financial Officer

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.